Filed pursuant to Rule 424(b)(3)
Registration No. 333-195059

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus The information in this prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Preliminary Prospectus Supplement	Subject to Completion dated June 9, 2014

(To Prospectus dated April 4, 2014)

5,000,000 Shares

SEALED AIR CORPORATION

COMMON STOCK

This prospectus supplement relates to the sale of up to 5,000,000 shares of our common stock, par value $0.10 per share (the “Common Stock”), and supplements and amends the prospectus dated April 4, 2014. This prospectus supplement, together with the prospectus described above, may be used by the selling stockholder identified in this prospectus supplement to resell shares of our Common Stock.

Credit Suisse Securities (USA) LLC (the “Underwriter”) has agreed to purchase our Common Stock from the selling stockholder at a price of $         per share, which will result in approximately $         million of total proceeds to the selling stockholder. We will not receive any of the proceeds from the sale of the shares. The Underwriter may offer the shares of Common Stock from time to time for sale to purchasers in one or more transactions directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange (the “NYSE”), or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting” in this prospectus supplement.

Concurrently with and conditioned upon the completion of this offering, we have agreed to purchase shares of our Common Stock having an aggregate purchase price of $130 million from the selling stockholder at the price per share at which the shares of Common Stock are sold to the Underwriter in this offering, as described in the section of this prospectus supplement entitled “Prospectus Summary—Recent Developments—Concurrent Transactions with the Selling Stockholder.

Our Common Stock is listed on the NYSE under the ticker symbol “SEE.” The last reported sale price of our Common Stock on June  6, 2014 was $33.24 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors ” beginning on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus and page 13 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, parts of which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the shares of Common Stock in book-entry form through The Depository Trust Company on or about June     , 2014.

Credit Suisse

The date of this prospectus supplement is June     , 2014

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or which we or the selling stockholder provides to you. We have not, and the selling stockholder has not, authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Common Stock the selling stockholder is offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation by Reference” which supersede the information under the headings “Where You Can Find More Information” and “Incorporation by Reference” in the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that the Company (as defined below) may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the Company’ financial condition, results of operations, business performance, strategies, expectations and other matters. Such forward-looking statements are based upon assumptions by the Company’s management, as of the date of this prospectus, including assumptions about risks and uncertainties faced by the Company. In addition, management may make forward-looking statements orally or in other writings, including, but not limited to, in press releases, in its annual report and in the Company’s other filings with the SEC. Forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, that address activities, events or developments that the Company expects or anticipates will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future industry trends or operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements. You should carefully read the risk factors described in “Risk Factors” herein and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements. Readers are strongly encouraged to consider those factors when evaluating any forward-looking statements concerning the Company. The Company undertakes no obligation to update any forward-looking statements in this prospectus supplement to reflect new information, future events or developments, or otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. We encourage you to read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein and the “Risk Factors” before making an investment decision in our Common Stock. Unless the context suggests otherwise, references in this prospectus supplement to the “Company,” “we,” “us,” and “our” refer to Sealed Air Corporation and its consolidated subsidiaries.

Our Company

Sealed Air Corporation, a corporation organized under the laws of Delaware, is a global leader in food safety and security, facility hygiene and product protection. We serve an array of end markets including food and beverage processing, food service, retail, healthcare and industrial, and commercial and consumer applications. Our focus is on achieving quality sales growth through leveraging our geographic footprint, technological know-how and leading market positions to bring measureable, sustainable value to our customers, employees and investors.

Sealed Air was founded in 1960. We conduct substantially all of our business through three wholly-owned subsidiaries, Cryovac, Inc., Sealed Air Corporation (US) and Diversey, Inc.

We are a leading global innovator in the applications we serve and we differentiate ourselves through our:

•	extensive global reach, by which we leverage our strengths across our operations in 63 countries to reach customers in over 175 countries;

•	approximately 25,000 employees representing industry-leading expertise in food science, hygiene and sanitation solutions, and in package design, sales, service and engineering;

•	leading brands, such as Cryovac® packaging technology, Diversey™ and TASKI® brand cleaning and hygiene solutions and our Bubble Wrap® brand cushioning, Jiffy® protective mailers, and Instapak® foam-in-place systems;

•	technology leadership with an emphasis on proprietary technologies;

•	total systems offering that includes specialty materials and formulations, equipment systems and services; and

•	solid cash flow generation from premium solutions to meet our customers’ needs, productivity improvements, working capital management and an asset-light business model.

Our principal executive offices are located at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033. Our telephone number is (201) 791-7600.

Recent Developments

Concurrent Transactions with the Selling Stockholder.

On August 9, 2007, our board of directors authorized a share repurchase plan, which allows for, but does not require, the repurchase of our Common Stock in open market and private transactions. We have agreed to enter into the Repurchase (as defined below) under the share repurchase plan.

On June 6, 2014, we entered into a stock repurchase agreement with the selling stockholder pursuant to which we agreed to purchase $130 million of shares of our Common Stock beneficially owned by the selling stockholder and not sold in this offering at the price per share at which the shares of Common Stock are sold to the Underwriter in this offering (the “Repurchase”). Our obligation to consummate the Repurchase is conditioned on the completion of this offering and upon the offering size being at least $75 million. The closing of this offering is not contingent on the closing of the Repurchase.

THE OFFERING

Number of shares of Common Stock offered by the selling stockholder	5,000,000 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares by the selling stockholder. See “Use of Proceeds.”

NYSE symbol	“SEE.”

Dividend policy	On May 22, 2014, our board of directors declared a quarterly cash dividend of $0.13. The dividend is payable on June 20, 2014 to stockholders of record at the close of business on June 6, 2014. Purchasers of our Common Stock in this offering will not be holders of record with respect to the purchased shares on June 6, 2014 and accordingly, will not receive this dividend. All right, title and interest in and to the dividends declared by our board of directors and payable to stockholders of record on June 6, 2014 with respect to our shares of Common Stock shall belong to the selling stockholder regardless of when we issue payment of such dividends. The estimated amount of this dividend payment is approximately $28 million based on 215,274,661 shares of our Common Stock issued and outstanding at May 31, 2014. Our Amended and Restated Syndicated Facility Agreement (“Facility Agreement”) and the indenture governing our 8.125% senior notes due 2019 and our 8.375% senior notes due 2021 contain covenants that restrict our ability to declare or pay dividends. Dividends are paid at the discretion of our board of directors. We currently expect that payments of dividends will be made from time to time based on the recommendation of our board of directors, after taking into account legal limitations, growth plans and contractual limitations under our Facility Agreement and indenture, and other factors that our board of directors may deem relevant.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus and page 13 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, parts of which are incorporated by reference into this prospectus supplement.

RISK FACTORS

Any investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase our Common Stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 13 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. If the following risk or any of the risks incorporated by reference herein actually occurs, our business, consolidated financial condition and results of operations would suffer. In that event, the trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

Future sales or issuances of our Common Stock in the public markets, or the perception of such sales, could depress the trading price of our Common Stock.

The sale of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

Additional issuances of equity securities would dilute the ownership of our existing stockholders and could reduce our earnings per share.

We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may discourage a takeover attempt.

Provisions contained in our amended and restated certificate of incorporation and amended and restated by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our amended and restated certificate of incorporation and amended and restated by-laws impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our Common Stock. These rights may have the effect of delaying or deterring a change in control of our company. In addition, these provisions could limit the price that certain investors might be willing to pay in the future for shares of our Common Stock. See “Description of Capital Stock” in the accompanying prospectus.

The market price of our Common Stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or potential conditions, could reduce the market price of our Common Stock in spite of our operating performance. Volatility in the price of our Common Stock and the sale of substantial amounts of our Common Stock may prevent you from being able to sell your shares at or above the price you paid for your shares. In addition, our operating results could be below the expectations of securities analysts and investors, and in response, the market price of our Common Stock could decrease significantly.

In addition, in recent years, the global equity markets have experienced substantial price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies including us and other companies in our industry. The price of our Common Stock could fluctuate based on factors that have little or nothing to do with our company and are outside of our control, and these fluctuations could materially reduce our stock price and your ability to sell your shares at a price at or above the price you paid for your shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder in this offering.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is listed on the NYSE under the symbol “SEE.” The following table sets forth, for the periods indicated, the reported high and low closing prices in U.S. dollars for our Common Stock on the NYSE and cash dividends per share. On June 6, 2014, the last reported sale price of our Common Stock on the NYSE was $33.24 per share. As of June 1, 2014, there were approximately 5,153 holders of record of our Common Stock.

2014	High	Low	Dividends
First Quarter	$34.65	$29.86	$0.13
Second Quarter (through June 6, 2014)	34.31	30.36	0.13

2013	High	Low	Dividends
First Quarter	$24.28	$17.94	$0.13
Second Quarter	24.64	21.15	0.13
Third Quarter	30.57	24.45	0.13
Fourth Quarter	34.13	26.56	0.13

2012	High	Low	Dividends
First Quarter	$21.04	$17.38	$0.13
Second Quarter	19.95	14.90	0.13
Third Quarter	16.67	13.11	0.13
Fourth Quarter	17.55	15.24	0.13

On May 22, 2014, our board of directors declared a quarterly cash dividend of $0.13. The dividend is payable on June 20, 2014 to stockholders of record at the close of business on June 6, 2014. Purchasers of our Common Stock in this offering will not be holders of record with respect to the purchased shares on June 6, 2014 and accordingly, will not receive this dividend. All right, title and interest in and to the dividends declared by our board of directors and payable to stockholders of record on June 6, 2014 with respect to our shares of Common Stock shall belong to the selling stockholder regardless of when we issue payment of such dividends. The estimated amount of this dividend payment is approximately $28 million based on 215,274,661 shares of our Common Stock issued and outstanding at May 31, 2014. Our Facility Agreement and the indenture governing our 8.125% senior notes due 2019 and our 8.375% senior notes due 2021 contain covenants that restrict our ability to declare or pay dividends. Dividends are paid at the discretion of our board of directors. We currently expect that payments of dividends will be made from time to time based on the recommendation of our board of directors, after taking into account legal limitations, growth plans and contractual limitations under our Facility Agreement and indenture, and other factors that our board of directors may deem relevant.

SELLING STOCKHOLDER

The following table sets forth the name and address of the selling stockholder, the number of shares of our Common Stock held by the selling stockholder and the percentage of our outstanding shares of Common Stock held by the selling stockholder based on 215,274,661 shares of our Common Stock outstanding as of May 31, 2014; the maximum number of shares of our Common Stock offered by the selling stockholder under this prospectus supplement and the accompanying prospectus; and the number of shares of our Common Stock and the percentage of our outstanding shares of Common Stock to be owned by the selling stockholder if all shares were to be sold in this offering. The information presented regarding the selling stockholder is based upon representations made by the selling stockholder to us. Beneficial ownership is determined in accordance with the rules of the SEC and, in general, stockholders having voting or investment power with respect to a security are beneficial owners of that security. Unless otherwise indicated, to our knowledge, the selling stockholder listed in the table below has sole voting and investment power with respect to its shares.

Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement.

	Shares of Common Stock Beneficially Owned by the Selling Stockholder Prior to this Offering(1)		Maximum Shares of Common Stock Offered by this Prospectus Supplement	Shares of Common Stock to Be Beneficially Owned by the Selling Stockholder After Completion of this Offering and Repurchase(1)(3)
Name and Address of Selling Stockholder	Number	Percentage	Number	Number	Percentage
WRG Asbestos PI Trust (2) c/o ARPC 1220 19th Street, NW, Suite 700 Washington, D.C. 20036	18,000,000	8.4%	5,000,000	9,089,050	4.2%

(1)	Based on information available to us as of the date of this prospectus supplement.
(2)	The WRG Asbestos PI Trust (the “Trust”) is a Delaware statutory trust established pursuant to the plan of reorganization (the “Plan”) confirmed in W.R. Grace & Co.’s (“Grace”) bankruptcy proceedings. The shares of Common Stock were among the assets received by the Trust upon Grace’s emergence from bankruptcy. The purposes of the Trust, as set forth in the Plan and the Trust’s governing documents, include, among other things, the assumption of all liabilities and responsibility for certain asbestos related personal injury claims as set forth in the Plan, including without limitation personal injury claims against the Company and its subsidiaries arising from asbestos liabilities of Grace and its affiliates (including former affiliates that became affiliates of the Company), and to preserve, hold and manage the assets of the Trust for use in paying and satisfying the claims for which the Trust has assumed responsibility.
(3)	Also reflects the repurchase of 3,910,950 shares of Common Stock by the Company from the selling stockholder as part of the Repurchase, which shares are to be held as treasury shares assuming a price equal to $33.24, the closing price for our Common Stock on the NYSE on June 6, 2014.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDER

The following is a summary of the United States federal income and estate tax consequences of the ownership and disposition of our Common Stock as of the date hereof. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders (as defined below) in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

This discussion is limited to non-U.S. holders (as defined below) that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally property held for investment).

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the Common Stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Distributions

Distributions of cash or property on our Common Stock will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Dividends paid to a non-U.S. holder of our Common Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment), are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to gain realized on the disposition of the common stock.

A non-U.S. holder of our Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and payments to certain foreign accounts, any gain realized on the disposition of our Common Stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act

Legislation enacted in 2010 and existing guidance issued thereunder generally will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Internal Revenue Service to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which our Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Internal Revenue Service. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our Common Stock.

UNDERWRITING

We and the selling stockholder have entered into an underwriting agreement with respect to the Common Stock being offered with Credit Suisse Securities (USA) LLC, as Underwriter. Subject to certain conditions, the Underwriter has agreed to purchase 5,000,000 shares of our Common Stock.

Under the terms of the underwriting agreement, the Underwriter is committed to take and pay for all of the shares of Common Stock being offered, if any are taken. The Underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Company and the selling stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Rothschild Inc., or Rothschild, has acted as independent financial advisor to the selling stockholder in connection with this offering. Rothschild is not acting as an underwriter in this offering, and accordingly it is neither purchasing shares nor offering shares to the public in connection with this offering. Neither Rothschild nor any of its affiliates is engaged in the solicitation or distribution of this offering.

Commissions and Discounts

The Underwriter is purchasing the shares of Common Stock from the selling stockholder at $         per share (representing approximately $         million aggregate proceeds to the selling stockholder). We will not receive any of the proceeds from the sale of the shares. The Underwriter may offer the shares of Common Stock from time to time for sale to purchasers in one or more transactions directly or through agents, or through brokers in brokerage transactions on the NYSE, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the shares of Common Stock offered hereby, the Underwriter may be deemed to have received compensation in the form of underwriting discounts. If the Underwriter effects such transactions by selling shares of Common Stock to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter or purchasers of shares of Common Stock for whom they may act as agents or to whom they may sell as principal.

No Sales of Similar Securities

We, our directors and certain of our officers and the selling stockholder have agreed that, for a period of 60 days from the date of the underwriting agreement, we and they will not, without the prior written consent of the Underwriter sell, dispose of or hedge any shares of our Common Stock or any securities convertible into or exchangeable for our Common Stock, subject to specified exceptions. The Underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

New York Stock Exchange

Our Common Stock is listed on the NYSE under the symbol “SEE.”

Price Stabilization and Short Positions

In connection with the offering, the Underwriter may purchase and sell Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriter of a greater number of shares of Common Stock than it is required to purchase in the offering. The Underwriter must close out any short position by purchasing Common Stock in the open market. A short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the Underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the Underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Common Stock, and may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Electronic Offer, Sale and Distribution of Shares

The Underwriter may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the Underwriter, and the Underwriter may distribute such prospectuses electronically. The Underwriter may allocate a limited number of shares for sale to its online brokerage customers. Other than the prospectus in electronic format, the information on the Underwriter’s web site is not part of this prospectus.

Other Relationships

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriter or its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including with respect to serving as lenders or agents under our credit facilities for which it would receive customary fees and expenses. Additionally, affiliates of the Underwriter have served or may serve as underwriters in offerings of our securities, for which they would receive customary fees and expenses.

In the ordinary course of its various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the Company. If the Underwriter or its affiliates has a lending relationship with us, the Underwriter or its affiliates routinely hedge, and may hedge, its credit exposure to us consistent with its customary risk management policies.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any Common Stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Common Stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are qualified investors as defined under the Prospectus Directive;

•	by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Common Stock shall result in a requirement for us, the selling stockholder or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Common Stock under, the offers contemplated here in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter, the selling stockholder and us that:

•	it is a qualified investor as defined under the Prospectus Directive; and

•	in the case of any Common Stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the Common Stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale or (ii) where Common Stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such Common Stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of Common Stock to the public” in relation to any Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Common Stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the Common Stock in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement and the accompanying prospectus are being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement and the accompanying prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. The shares of Common Stock are not being offered to the public in Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering materials relating to the Common Stock may be distributed in connection with any such public offering.

We have not been registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of June 23, 2006, or the CISA. Accordingly, the Common Stock may not be offered to the public in or from Switzerland, and none of this prospectus supplement, the accompanying prospectus or any other offering materials relating to the Common Stock may be made available through a public offering in or from Switzerland. The Common Stock may only be offered and this prospectus supplement and the accompanying prospectus may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

Hong Kong

The Common Stock may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Common Stock may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of Common Stock which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

Japan

No registration has been made under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the Common Stock. The shares of Common Stock are being offered in a private placement to: (i) “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL; or (ii) up to 49 investors under Article 2, paragraph 3, Item 2 iii of the FIEL. Any QII acquiring the Common Stock in this offering may not transfer or resell those shares except to other QIIs.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Common Stock are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the Common Stock under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus supplement and the accompanying prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Chile

The Common Stock will not be registered under Law 18,045, as amended, of Chile with the Superintendencia de Valores y Seguros (Chilean Securities Commission), and accordingly, they may be not be offered to persons in Chile, except in circumstances that do not constitute a public offering under Chilean law and the regulations from the Superintendencia de Valores y Seguros of the Republic of Chile. Chilean institutional investors (such as banks, pension funds and insurance companies) are required to comply with specific restrictions relating to the purchase of the Common Stock.

Brazil

The offer of the Common Stock described in this prospectus will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of the Common Stock have not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, of the interests in Brazil is not legal without such prior registration. Documents relating to the offering of the Common Stock, as well as information contained therein, may not be supplied to the public in

Brazil, as the offering of the Common Stock is not a public offering of the Common Stock in Brazil, nor may they be used in connection with any offer for sale of the Common Stock to the public in Brazil. This prospectus is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters concerning this offering will be passed upon for the Underwriter by Shearman & Sterling LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the selling stockholder by Kaplan, Strangis and Kaplan, P.A.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.sealedair.com. However, the information on our website is not a part of this prospectus supplement. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act, of which this prospectus supplement and the accompanying prospectus are a part. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 (the “2013 10-K”, except for Part I, Items 1 (Business), Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) and Part II, Item 8 (Financial Statements and Supplementary Data) of the 2013 10-K, as revised and filed in our Current Report on Form 8-K filed with the SEC on June 6, 2014 );

•	Our Quarterly Report on Form 10-Q filed on May 7, 2014;

•	Our Current Reports on Form 8-K filed on February 4, 2014, February 10, 2014, April 4, 2014, May 28, 2014 and June 6, 2014;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2014 (those portions incorporated by reference in Part III of our Annual Report on Form 10-K);

•	The description of our Common Stock, par value $0.10 per share, contained in our Joint Proxy Statement/Prospectus filed as part of our Registration Statement on Form S-4, declared effective on February 13, 1998; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement, until we have sold all of the offered securities to which this prospectus supplement relates or the offering is otherwise terminated.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

(201) 791-7600

PROSPECTUS

SEALED AIR CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may from time to time offer to sell:

•	debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase our debt securities or shares of our common stock or preferred stock, or other securities;

•	rights to purchase our debt securities or shares of our common stock or preferred stock, or other securities;

•	stock purchase contracts to purchase shares of our common stock or our preferred stock; and

•	stock purchase units, each representing ownership of a stock purchase contract and any of our debt securities, shares of our common stock or preferred stock, or preferred securities or debt obligations of third-parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligation to purchase shares of our common stock or preferred stock under the stock purchase contracts.

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. The debt securities, preferred stock, warrants, rights, stock purchase contracts and stock purchase units may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SEE.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders, if so provided in a prospectus supplement hereto. We will provide specific terms of any securities to be offered, including the amount, prices and other terms of the securities and information about any selling securityholders, in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus and any prospectus supplement or other offering materials do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

When used in this prospectus, the terms “Sealed Air Corporation,” “the Company,” “we,” “our” and “us” refer to Sealed Air Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.sealedair.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014;

•	Our Current Reports on Form 8-K filed on February 4, 2014 and February 10, 2014;

•	The description of our common stock, par value $0.10 per share, contained in our Joint Proxy Statement/Prospectus filed as part of our Registration Statement on Form S-4, declared effective on February 13, 1998; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) on or after the date of this prospectus, until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, New Jersey 07407-1033

(201) 791-7600

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus and our future oral and written statements, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. All statements other than statements of historical facts included or incorporated by reference into this prospectus regarding our strategies, prospects, financial condition, costs, plans and objectives are forward-looking statements. The SEC encourages companies to disclose forward-looking statements so that investors can better understand a company’s future prospects and make informed investment decisions. Some of our statements in this prospectus, in documents incorporated by reference into this prospectus and in our future oral and written statements may be forward-looking. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial condition and results of operations. These forward-looking statements are based upon our current expectations concerning future events and discuss, among other things, anticipated future financial performance and future business plans. Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside our control, that could cause actual results to differ materially from these statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar expressions. Examples of these forward-looking statements include projections regarding our financial performance such as those described in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part I, Item 7 in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced under Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus. Except as required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SEALED AIR CORPORATION

Sealed Air Corporation, a corporation organized under the laws of Delaware, is a global leader in food safety and security, facility hygiene and product protection. We serve an array of end markets including food and beverage processing, food service, retail, healthcare and industrial, and commercial and consumer applications. Our focus is on achieving quality sales growth through leveraging our geographic footprint, technological know-how and leading market positions to bring measureable, sustainable value to our customers, employees and investors.

Sealed Air was founded in 1960. We conduct substantially all of our business through three wholly-owned subsidiaries, Cryovac, Inc., Sealed Air Corporation (US) and Diversey, Inc.

We are a leading global innovator in the applications we serve and we differentiate ourselves through our:

•	extensive global reach, by which we leverage our strengths across our operations in 63 countries to reach customers in over 175 countries;

•	approximately 25,000 employees representing industry-leading expertise in food science, hygiene and sanitation solutions, and in package design, sales, service and engineering;

•	leading brands, such as Cryovac® packaging technology, Diversey™ and TASKI® brand cleaning and hygiene solutions and our Bubble Wrap® brand cushioning, Jiffy® protective mailers, and Instapak® foam-in-place systems;

•	technology leadership with an emphasis on proprietary technologies;

•	total systems offering that includes specialty materials and formulations, equipment systems and services; and

•	solid cash flow generation from premium solutions to meet our customers’ needs, productivity improvements, working capital management and an asset-light business model.

Our principal executive offices are located at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407-1033. Our telephone number is (201) 791-7600.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES

The following table sets forth our historical ratio of earnings (loss) to fixed charges for each of the periods indicated.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings (loss) to fixed charges	1.5x	*	1.8x	3.0x	2.9x

*	Loss did not cover fixed charges by $1,464 million in 2012 due to the pre-tax non-cash impairment charge of goodwill and other intangible assets of $1,892.3 million.

The historical ratios were prepared on a consolidated basis using amounts calculated in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and, therefore, reflect all consolidated earnings and fixed charges.

The ratio of earnings to fixed charges was determined by dividing earnings available to cover fixed charges by total fixed charges. Earnings available to cover fixed charges consist of: (i) earnings from continuing operations before income tax provision and (ii) fixed charges, exclusive of capitalized interest. Total fixed charges consist of: (i) interest expense, which includes amortized premiums, discounts and capitalized expenses related to debt issuances, (ii) capitalized interest and (iii) an estimate of interest within rental expense. Earnings from discontinued operations related to the sale of our rigid medical packaging business, the sale of Diversey Japan and related fixed charges have been excluded. As of the date of this prospectus, no shares of our preferred stock were issued and outstanding.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights, stock purchase contracts or stock purchase units that may be offered hereby for general corporate purposes. We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

References to “Sealed Air Corporation,” “company,” “we,” “us” and “our” in this section are only to Sealed Air Corporation and not to its subsidiaries.

The following summarizes the material provisions of the debt securities to which a prospectus supplement may relate. We may issue debt securities from time to time in one or more series. Each time we offer debt securities, the prospectus supplement related to that offering will describe the applicable terms.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract to be entered into by us and a financial institution, acting as trustee on your behalf. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, sending you interest payments.

Because this section is a summary of the material terms, it does not describe every aspect of the debt securities. We urge you to read the indenture governing the debt securities because it, and not this description, defines your rights as a holder of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture.

General

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured senior obligations of our company. As senior debt securities, they will rank equally with all of our other unsecured and unsubordinated indebtedness.

We are a holding company and substantially all of our assets are owned by, and our business is conducted through, subsidiaries, both foreign and domestic. Our debt securities will not be guaranteed by any of our subsidiaries, except in certain circumstances that are discussed below under “—Subsidiary Guarantees.” Distributions or advances from our subsidiaries are a major source of funds that are necessary for us to meet our debt service and other obligations. Contractual provisions, laws or regulations to which we or any of our subsidiaries may become subject, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain cash required to service our indebtedness, including the debt securities.

The debt securities will be structurally subordinated to all existing and future obligations of our subsidiaries (unless such subsidiaries become subsidiary guarantors as discussed below under “—Subsidiary Guarantees”) including claims in respect to trade payables. In addition, the guarantees of any subsidiaries that become subsidiary guarantors may be released in certain circumstances.

The indenture provides for the issuance by us from time to time of debt securities in one or more series. The indenture does not limit the aggregate principal amount of debt securities we may issue under the indenture. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by Sealed Air Corporation or its restricted subsidiaries.

The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution and officers’ certificate or a supplemental indenture, if any, relating to that series.

You should read the prospectus supplement relating to a particular series of debt securities for the following terms of the series of debt securities offered by that prospectus supplement and this prospectus:

•	the title of the debt securities and the series in which the debt securities will be included;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates, or the method or methods, if any, by which the date or dates on which the principal of the debt securities will be payable shall be determined;

•	the rate or rates at which the debt securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;

•	the date or dates on which the interest, if any, on the debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	whether and under what circumstances additional amounts, if any, on the debt securities or any of them will be payable and, if so, whether and on what terms we will have the option to redeem the debt securities in lieu of paying the additional amounts (and the terms of the option);

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, any of the debt securities that are registered securities may be surrendered for registration of transfer or exchange, and any debt securities may be surrendered for conversion or exchange;

•	whether any of the debt securities may be redeemed at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part;

•	whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of the debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, and any provisions for the remarketing of the debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities will be issuable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of the debt securities that will be payable upon declaration of acceleration of maturity;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of the debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable, at the election of Sealed Air Corporation or a holder, in a currency other than that in which the debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, the election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to debt securities;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any deletions from, modifications of or additions to the events of default or covenants of Sealed Air Corporation with respect to the debt securities;

•	whether some of the provisions relating to the discharge, defeasance and covenant defeasance described below under “—Discharge, Defeasance and Covenant Defeasance” will be applicable to the debt securities;

•	whether the debt securities are to be guaranteed by any subsidiary and the form of such subsidiary guarantee, if other than the form set forth in the indenture; and

•	any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any series of debt securities, the principal, premium, interest and additional amounts, if any, will be payable at the office or agency maintained by us (initially a corporate trust office designated by the Trustee); provided that payment of interest on registered securities may be made by check mailed to the payee at the addresses of the persons appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. In the case of registered securities, interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date. All paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement relating to those debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the affected debt securities.

We have appointed the Trustee as security registrar. Unless otherwise provided in the prospectus supplement relating to any series of debt securities, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us (initially a corporate trust office designated by the Trustee). The transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses payable in connection with any registration of transfer or exchange of debt securities. We will not be required to (1) issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of any of the debt securities of that series and ending at the close of business on the day of the mailing of the notice of redemption or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers will be effected only through, records maintained by the designated depositary and its participants as described below. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and United States federal income tax considerations, applicable to the those debt securities and to payment on and transfer and exchange of those debt securities will be described in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series without limit unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under the same indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars may also be set forth in the prospectus supplement, if applicable.

We will comply with any tender offer rules within the Exchange Act, which may then be applicable, if we are obligated to purchase debt securities at the option of the holders of the securities. Any obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indenture does not contain any provisions that would limit our or our subsidiaries’ ability to incur indebtedness (other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities) or that would afford holders of debt securities protection in the event that we engage in a highly leveraged or similar transaction. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information about any deletions from, modifications or additions to the events of default described below or covenants of Sealed Air Corporation in the indenture.

Conversion and Exchange

If any debt securities are convertible, they may be convertible into or exchangeable for securities, property or cash, or a combination of the foregoing, and the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the securities, property or cash into which the debt securities are convertible or for which they are exchangeable;

•	the conversion price or exchange ratio, or the calculation method for such price or ratio;

•	the conversion or exchange period, or how such period will be determined;

•	if conversion or exchange will be mandatory or at the option of the holder or our company;

•	provisions for adjustment of the conversion price or the exchange ratio;

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities; and

•	any other terms of the debt securities that are consistent with the provisions of the indenture.

Such terms may also include provisions under which the number or amount of other securities or property to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities or property as of a time stated in the prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities (each a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series. The specific terms of a depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that particular series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the Global Security. These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the depositary for a Global Security, or its nominee, is the registered owner of the Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the indenture governing these debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of a series in definitive form and will not be considered the owners or holders of the debt securities under the indenture.

Principal of, any premium and interest on, and any additional amounts with respect to debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the debt securities. None of Sealed Air Corporation, the Trustee, the paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on, or additional amounts with respect to debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the sole responsibility of the participants.

The indenture provides that if (1) the depositary for a series of debt securities notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the indenture and a successor depositary is not appointed by us within 90 days of written notice, (2) we determine that the debt securities of a particular series will no longer be represented by Global Securities and execute and deliver to the Trustee a company order to that effect or (3) an event of default with respect to a series of debt securities has occurred and is continuing and the depositary requests the issuance of debt securities in definitive form, the Global Securities will be exchanged for debt securities of a series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The definitive debt securities will be registered in such name or names as the depositary instructs the Trustee. We expect that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in Global Securities.

Events of Default

Each of the following events will constitute an event of default under the indenture with respect to any series of debt securities issued:

•	default in the payment of any interest on any debt security of the series, or any additional amounts payable, when interest or additional amounts become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of the series, or any additional amounts payable, when principal, premium or additional amounts become due and payable at maturity, upon any redemption, upon declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of the series;

•	default in the performance, or breach, of the covenant relating to the restrictions on mergers, consolidations and certain transfers, leases and acquisitions of assets by our company or the covenant relating to the obligation of our company to cause subsidiaries to become subsidiary guarantors as provided in the indenture;

•	default in the performance, or breach, of any covenant or warranty of Sealed Air Corporation contained in the indenture for the benefit of the series or in the debt securities of the series (other than a covenant or warranty a default in the performance or the breach of which is dealt with elsewhere in the indenture or which is expressly included in the indenture solely for the benefit of a series of debt securities other than such series), and the continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

•	default under the terms of any bonds, debentures, notes or other evidences of, or under any mortgages, indentures, agreements or instruments under which any of our debt is issued, secured or evidenced (including any event of default under any other series of debt securities) with a principal amount then outstanding, individually or in the aggregate, of at least $75,000,000, whether the debt now exists or is incurred in the future, which default (i) results in such debt becoming or being declared due and payable before it is otherwise due and payable or (ii) consists of the failure to pay all or any portion of such debt at its final stated maturity (after expiration of any applicable grace period) and such default shall not have been rescinded or such debt shall not have been discharged within 10 days;

•	particular events in bankruptcy, insolvency or reorganization of Sealed Air Corporation; and

•	any other event of default under the indenture with respect to debt securities of the series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

The indenture provides that if an event of default with respect to the debt securities of any series (other than an event of default described in the seventh bullet above) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series by written notice as provided in the indenture may declare the principal amount (or a lesser amount as may be provided for in the debt securities of the series) of all outstanding debt securities of the series to be due and payable immediately. At any time after a declaration of acceleration is made, but before a judgment or decree for payment of money is obtained by the Trustee, and subject to applicable law and particular other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under some circumstances, rescind and annul acceleration.

An event of default described in the seventh bullet of the first paragraph above will cause the principal amount and accrued interest (or a lesser amount as provided for in the debt securities of the series) to become immediately due and payable without any declaration or other act by the Trustee or any holder.

The indenture provides that, within 90 days after the occurrence of a default with respect to the debt securities of any series, the Trustee will deliver, in the manner set forth in the indenture, a notice of default to the holders of the debt securities of the series unless the default has been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of the series, the Trustee may withhold notice if it in good faith determines that the withholding of the notice is in the best interest of the holders of debt securities of the series. Further, in the case of any default specified in the fifth bullet of the first paragraph above, no notice of default will be given to holders of the debt securities of the affected series until at least 30 days after the occurrence thereof.

If an event of default occurs and is continuing with respect to the debt securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of the series by all appropriate judicial proceedings.

The indenture provides that, subject to the duty of the Trustee to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of the debt securities, unless the holders offer to the Trustee reasonable indemnity.

Subject to the provisions for the indemnification of the Trustee, and subject to applicable law and particular other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of the series.

Under the indenture, we are required annually to furnish to the Trustee a statement as to any default in performance or observance by us of any terms, provisions and conditions of the indenture. We are also required to deliver to the Trustee a written notice within thirty days after becoming aware of any event of default or any event which after notice or lapse of time or both would constitute an event of default.

Subsidiary Guarantee

Unless otherwise described in a prospectus supplement relating to any series of debt securities, if any of our subsidiaries becomes a subsidiary guarantor under our Credit Agreement, we are required to cause such subsidiary concurrently to become a subsidiary guarantor under the indenture by executing and delivering to the Trustee a subsidiary guarantee substantially in the form established in or pursuant to the indenture. As used in the indenture, the term “Credit Agreement” means the Amended and Restated Syndicated Facility Agreement, dated November 15, 2012, as amended on November 27, 2013, by and among us and certain of our subsidiaries, the lenders party thereto, Citibank, N.A., as agent for the lenders, as such Credit Agreement may be amended, supplemented, extended, renewed, restated, replaced, refinanced or modified from time to time (whether or not there is ever a period when there is no Credit Agreement then in effect), including, without limitation, by adding additional parties to or increasing the commitments under such Credit Agreement.

If a subsidiary guarantor is no longer a subsidiary guarantor under our Credit Agreement, on delivery by us to the Trustee of an officers’ certificate certifying to the same, then automatically, without the requirement of any further action by us, such subsidiary or the Trustee, such subsidiary will cease to be a subsidiary guarantor under the indenture and will have no further obligation or liability under its subsidiary guarantee.

Modification and Waiver

The indenture may be modified or amended by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, or the rate (or modify the calculation of the rate in a manner that may reduce the rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any debt security or otherwise;

•	change our obligation to pay additional amounts with respect to any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity or the amount provable in bankruptcy;

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security;

•	change the place of payment or the currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

•	modify the provisions of any subsidiary guarantee or the provisions of the indenture relating to any subsidiary guarantee in any way that would adversely affect the interests of each holder;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Sealed Air Corporation or other securities in accordance with its terms; or

•	modify any of the provisions described in the immediately preceding bullets or any of the provisions in the indenture regarding the waiver of past defaults and the waiver of some covenants by the holders of debt securities except to increase any percentage vote required or to provide that some other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected.

The holders of a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of the series, waive our compliance with a number of restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of the series, waive any past default and its consequences under the indenture with respect to the debt securities of the series, except a default (a) in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of the series or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Discharge, Defeasance and Covenant Defeasance

We may discharge some obligations to holders of any series of debt securities not yet delivered to the Trustee for cancellation and that either became due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in United States dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any), any additional amounts and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity or redemption of the debt securities, as the case may be.

The indenture provides that, unless the provisions of the indenture relating to defeasance and discharge are made inapplicable to the debt securities of or within any series pursuant to the indenture, we may elect either:

•	to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of particular events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or

•	to be released from our obligations with respect to the debt securities under certain covenants as described in the applicable prospectus supplement, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the Trustee, in trust, of an amount in United States dollars or in the foreign currency in which the debt securities are payable, or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities on the scheduled due dates (including any redemption date that we irrevocably specify at the time of defeasance or covenant defeasance) and any mandatory sinking fund payments or analogous payments, if applicable.

Such a trust may be established only if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which we are a party or by which we are bound, (2) no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased occurred and is continuing on the date of establishment of the trust, or, insofar that an event in bankruptcy, insolvency or reorganization of our company is concerned, at any time during the period ending on the 90th day after the date of establishment of the trust and (3) we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means securities that are (1) direct obligations of the United States of America or the government or governments that issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government or governments that issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers, and also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

If after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of the series is entitled to, and does, elect pursuant to the indenture or the terms of the debt security to receive payment in a currency other than that in which the deposit has been made in respect of the debt security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on, and additional amounts, if any, with respect to such debt security as the debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or the confederation that issued the Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default (other than an event of default with respect to any covenant as to which there has been covenant defeasance), if the amount in United States dollars or the Foreign Currency in which the debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or earlier redemption but is not sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default, Sealed Air Corporation will remain liable to make payment of the amounts due at the time of acceleration.

Governing Law

The indenture and the debt securities will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Relationship with the Trustee

The Trustee under the indenture, U.S. Bank, National Association, is also the trustee under indentures regarding our other outstanding senior notes.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) or of our amended and restated by-laws (the “By-laws”). The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock. Our Certificate of Incorporation and By-laws are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibits 3.1 and 3.2 thereto.

Common Stock

We are authorized to issue up to 400,000,000 shares of common stock, par value $0.10 per share. There were 215,246,674 shares of our common stock issued and outstanding as of March 31, 2014.

Dividends. Dividends on shares of common stock may be declared by our Board from the surplus or net profits of the Company to the extent such funds are legally available for the payment of dividends.

Voting Rights. Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of shares of our common stock do not have cumulative voting rights. In other words, a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our Board. A consequence of not having cumulative voting rights is that the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election, which means that the holders of the remaining shares will not be able to elect any directors.

Other Rights. In the event of any liquidation, holders of common stock will be entitled to share on a pro rata basis in all of the remaining assets and funds available for distribution under such liquidation, subject to the payment in full of all claims of creditors and prior rights of any class or series of preferred stock then outstanding. The rights of holders of common stock may only be modified by a vote of a majority of the shares outstanding or through the issuance of preferred stock as authorized in the Certificate of Incorporation. The shares of common stock have no preemptive, conversion or similar rights. The shares of common stock also have no redemption rights.

Fully Paid. The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.10 per share. No shares of our preferred stock were issued and outstanding as of March 31, 2014.

Under the Certificate of Incorporation, preferred stock may be issued from time to time in one or more series. Preferred stock will have the powers, designations, preferences and other rights and qualifications, limitations and restrictions stated in the Certificate of Incorporation and otherwise as fixed by our Board. Except as otherwise fixed by our Board or as required by law, the Certificate of Incorporation provides that holders of preferred stock of any series are entitled to one vote per share held, are entitled to vote share for share with the holders of common stock without distinction as to class and are not entitled to vote separately as a class or series of a class. Unless otherwise fixed by our Board, all series of preferred stock will rank equally and will be identical in all respects. All shares of any one series of preferred stock must be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon accumulate. The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of our stock entitled to vote, and the holders of the preferred stock will not be entitled to vote separately as a class or series of a class on any such increase or decrease.

The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third-parties to obtain control of our Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. Except as described below, there are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law

Some provisions of our Certificate of Incorporation and By-laws and of Delaware law may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Size of Board and Vacancies

The number of directors on our Board will be fixed exclusively by our Board. Newly created directorships resulting from any increase in our authorized number of directors and vacancies will be filled by a majority of our directors then in office, though less than a quorum, or by a sole remaining director. A vacancy shall be deemed to exist in the case of death, removal or resignation of any director, or if stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board.

No Cumulative Voting

Our Certificate of Incorporation and By-laws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization in our Certificate of Incorporation of undesignated preferred stock makes it possible for our Board to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provision in our Certificate of Incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Delaware Anti-takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Section 145 of the DGCL provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person’s conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a present or former director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

Our Certificate of Incorporation and By-laws provide that, to the fullest extent legally permitted by the DGCL, we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company or for its benefit as a director, officer employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, from and against any and all expenses, liabilities and losses (including without limitation attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

Our Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. The DGCL and our By-Laws permit the purchase by the Company of insurance for indemnification of directors and officers. We currently maintain directors and officers liability insurance.

NYSE Listing

Our shares of common stock are listed on the NYSE. Our shares trade under the ticker symbol “SEE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in United States dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each stockholder;

•	the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, shares of our common stock or preferred stock, or preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase shares of our common stock or preferred stock under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase units may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase units also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to one or more registration rights agreements which we have or will enter into with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

We, or selling securityholders, if applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable prospectus supplement, will serve as counsel to Sealed Air Corporation.

EXPERTS

The consolidated financial statements and schedule of Sealed Air Corporation and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

5,000,000 Shares

Common Stock

Sealed Air Corporation

PRELIMINARY PROSPECTUS SUPPLEMENT

June 9, 2014

Credit Suisse